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                                                                 EXHIBIT 10.8(b)

                   AMENDMENT NO. 2 TO COLLABORATION AGREEMENT

                          BAYER AG - SYMYX TECHNOLOGIES

         This Amendment No. 2 to Collaboration Agreement (the "Second Amendment"), effective as of November 1, 1998, is entered into by and between Symyx Technologies ("Symyx"), a California corporation having a principal place of business at 3100 Central Expressway, Santa Clara, California 95051 ("Symyx"), and Bayer AG, a German corporation, having a principal place of business at D-51368 Leverkusen, Germany, and amends that certain Collaboration Agreement entered into by and between Symyx and Bayer effective as of March 1, 1998, as previously amended by Amendment No 1 to Collaboration Agreement effective as of May 1, 1998 (the "Collaboration Agreement").

        WHEREAS, Symyx and Bayer desire to amend the Collaboration Agreement to provide for research concerning catalysts for oxidation of benzene into phenol, as more fully set forth below;

        NOW THEREFORE, the parties hereby agree as follows:

1. All capitalized terms not defined in this Second Amendment shall have the meanings given to them in the Collaboration Agreement.

2.      Section 2.2.1(b) is amended to read in its entirety as follows:

                        (b) Addition of Phenol Project. Effective as of September 1, 1998, the Catalysis Field shall also include the Phenol Project, which shall be directed to discovery, creation, identification and research of catalysts for direct oxidation of benzene to phenol.

3.      Section 2.3 is amended to read in its entirety as follows:

                2.3 Option to Expand Catalysis Field. It is understood that existing obligations of Symyx prevent Symyx from including within the Catalysis Field certain research projects concerning direct oxidation of propylene to propylene oxide (the "Catalysis Option Project"). If Symyx obtains the right to include the Catalysis Option Project within the Catalysis Field, Symyx will give Bayer written notice (the "Availability Notice") and shall, for the period commencing with delivery of the Availability Notice and ending three (3) months after the Availability Notice was sent (the "Negotiation Period"), negotiate with Bayer in good faith concerning terms upon which such project may be included within the Catalysis Field. Symyx may, in its discretion, continue to conduct such Catalysis Option Project and perform related research activities during the Negotiation Period, but Symyx will not enter into an agreement to conduct such Catalysis Option Project for another party during the Negotiation Period. It is understood that neither party is obligated to agree to include such Project within the Catalysis Field, and that if the parties do not mutually agree upon terms for including the Catalysis Option Project during the Negotiation Period described above, Symyx shall be free to perform the Catalysis Option Project on its own or with third parties without obligation to Bayer. It is further understood that the parties may agree to reallocate resources among the various Projects within the Research Program if the Catalysis Option Project is to be included within the Catalysis Field, and that the parties will attempt to implement a smooth transition in connection with any such reallocation, including provisions of reasonable resources and time frames for wind-down or scale-back of other Projects within the Catalysis Field.

4.      The following new sentence is added to the end of Section 5.2:



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        "Notwithstanding any other provision of this Agreement, Bayer shall not have a right of first negotiation with respect to Program Technology that is identified, discovered or reduced to practice in connection with the Phenol Project, and Bayer agrees not to perform research or use any Lead Compound from the Phenol Project other than in connection with oxidation of benzene to phenol, unless Symyx provides written consent."

5.      Section 6.2.1 is amended by the deletion of subsection 6.2.1(a).

6.      Section 6.5 is amended to read in its entirety as follows:

                6.5 Aniline Project and Phenol Project.

                        6.5.1 Alternative Royalties for Aniline Project. The Alternative Royalty Model will apply under this Agreement to Agreement Compounds, Products and Technology discovered and developed in conjunction with the Aniline Project in the Catalysis Field, with compensation as follows:

                                (A) On or before April 1, 1999, the RFC shall agree upon (i) the criteria for a Lead Compound in the Aniline Project,
        (ii) the criteria for a "Validated Discovery" in the Aniline Project and
        (iii) the criteria for determining whether a Validated Discovery in the Aniline Project is sufficiently different from any previously identified Validated Discovery to justify a separate payment under Section 6.5.1(B). It is understood that the RFC may, from time to time, revise the criteria for new Validated Discoveries based upon changes in the competitive market place or such other reasons as the RFC may agree. Bayer will conduct the testing of potential Validated Discoveries and provide the results of such testing to the RFC within a time frame equal to the later of (i) ninety (90) days of receiving a Lead Compound from Symyx or, (ii) thirty (30) days added to the actual running time for the test performed on a potential Validated Discovery. The RFC will promptly review such results and determine whether the potential Validated Discovery meets the criteria agreed upon by the RFC and, if one or more Validated Discoveries have already been identified in the Aniline Project, whether the Validated Discovery is "different" from the prior Validated Discoveries;

                                (B) Bayer shall pay Symyx $250,000 (two hundred fifty thousand dollars) for each different Validated Discovery identified by Symyx or Bayer in the Aniline Project that meets the criteria agreed upon by the RFC;

                                (C) Upon the decision of Bayer, or any Affiliate of Bayer, to build, have built, use or run any pilot production facility for production of aniline (or other production plant experiments by Bayer of its Affiliates) that uses an Agreement Compound, Product, or Program Technology, Bayer shall pay to Symyx a lump sum of $750,000 (seven hundred fifty thousand dollars); provided, however, that if Bayer has previously paid Symyx for two (2) or more Validated Discoveries in the Aniline Project, the payment under this Section 6.5.1(C) shall be reduced to $500,000 (five hundred thousand dollars); and



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                                (D) Upon the decision of Bayer (or any Affiliate
        of Bayer) to build (or have a third party build on behalf of Bayer or any Affiliate of Bayer) a full scale plant for production of aniline which uses an Agreement Compound, Product, or Program Technology with a production capacity equal to or greater than one hundred thousand (100,000) metric tons per year, Bayer shall pay to Symyx on the date of the first covered use or sale of such Product a lump sum of $5,000,000 (five million dollars).

        If the decision of Bayer (or any Affiliate of Bayer) to build (or have a third party build on behalf of Bayer or any Affiliate of Bayer) a full-scale plant for production of aniline which uses an Agreement Compound, Product, or Program Technology with a production capacity equal to or greater than one hundred thousand (100,000) metric tons per year occurs before some or all of the amounts specified in (B) and (C) have been paid to Symyx with respect to such Agreement Compound, Product, or Program Technology, a Validated Discovery shall be deemed to have been identified, and the amounts in (B) and (C) that have not already been paid to Symyx will become due. In addition, if the amount in (C) is paid, then as of the date of such payment, Bayer shall have no further obligation to make additional payments under (B) for Validated Discoveries identified after such date.

                        6.5.2 Alternative Royalties for Phenol Project. The Alternative Royalty Model will apply under this Agreement to Agreement Compounds, Products and Technology discovered and developed in conjunction with the Phenol Project in the Catalysis Field, with compensation as follows:

                                (A) On or before April 1, 1999, the RFC shall agree upon (i) the criteria for a Lead Compound in the Phenol Project,
        (ii) the criteria for a "Validated Discovery" in the Phenol Project and (iii) the criteria for determining whether a Validated Discovery in the Phenol Project is sufficiently different from any previously identified Validated Discovery to justify a separate payment under
        Section 6.5.2(B). It is understood that the RFC may, from time to time, revise the criteria for new Validated Discoveries based upon changes in the competitive market place or such other reasons as the RFC may agree. Bayer will conduct the testing of potential Validated Discoveries and provide the results of such testing to the RFC within a time frame equal to the later of (i) ninety (90) days of receiving a Lead Compound from Symyx or, (ii) thirty (30) days added to the actual running time for the test performed on a potential Validated Discovery. The RFC will promptly review such results and determine whether the potential Validated Discovery meets the criteria agreed upon by the RFC and, if one or more Validated Discoveries have already been identified in the Phenol Project, whether the Validated Discovery is "different" from the prior Validated Discoveries;

                                (B) Bayer shall pay Symyx $250,000 (two hundred fifty thousand dollars) for each different Validated Discovery identified by Symyx or Bayer in the Phenol Project that meets the criteria agreed upon by the RFC;

                                (C) Upon the decision of Bayer, or any Affiliate of Bayer, to build, have built, use or run any pilot production facility for production of phenol (or other production plant experiments by Bayer of its Affiliates) that uses an Agreement Compound, Product, or Program Technology, Bayer shall pay to Symyx a lump sum of $750,000 (seven hundred fifty thousand dollars); provided, however, that if Bayer has



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        previously paid Symyx for two (2) or more Validated Discoveries in the
        Phenol Project, the payment under this Section 6.5.2(C) shall be reduced to $500,000 (five hundred thousand dollars); and

                                (D) Upon the decision of Bayer (or any Affiliate of Bayer) to build (or have a third party build on behalf of Bayer or any Affiliate of Bayer) a full scale plant for production of phenol which uses an Agreement Compound, Product, or Program Technology with a production capacity equal to or greater than one hundred thousand (100,000) metric tons per year, Bayer shall pay to Symyx on the date of the first covered use or sale of such Product a lump sum of $5,000,000 (five million dollars).

        If the decision of Bayer (or any Affiliate of Bayer) to build (or have a third party build on behalf of Bayer or any Affiliate of Bayer) a full-scale plant for production of aniline which uses an Agreement Compound, Product, or Program Technology with a production capacity equal to or greater than one hundred thousand (100,000) metric tons per year occurs before some or all of the amounts specified in (B) and (C) have been paid to Symyx with respect to such Agreement Compound, Product, or Program Technology, a Validated Discovery shall be deemed to have been identified, and the amounts in (B) and (C) that have not already been paid to Symyx will become due. In addition, if the amount in (C) is paid, then as of the date of such payment, Bayer shall have no further obligation to make additional payments under (B) for Validated Discoveries identified after such date.

7.      Exhibit A is amended by addition of the following new Section 1.26:

                1.26 "Affiliate" shall mean any individual or entity directly or indirectly controlling, controlled by or under common control with, Symyx Technologies or Bayer AG. For purposes of this Agreement, the direct or indirect ownership of fifty percent (50%) or more of the outstanding voting securities of an entity, or the right to receive fifty percent (50%) or more of the profits or earnings of an entity shall be deemed to constitute control, or if not meeting the preceding requirements, any company owned or controlled by, or owning or controlling, Bayer or Symyx at the maximum control or ownership right permitted in a country where such company exists. Such other relationship as in fact results in actual control over the management, business and affairs of an entity shall also be deemed to constitute control.

8. Except as specifically modified or amended hereby, the Collaboration Agreement shall remain in full force and effect and, as modified or amended, is hereby ratified, confirmed and approved. No provision of this Amendment may be modified or amended except expressly in a writing signed by both parties nor shall any terms be waived except expressly in a writing signed by the party charged therewith. This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of California, without reference to conflicts of laws principles.



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IN WITNESS WHEREOF, each of the parties has executed this Amendment as of the date indicated on this Amendment.





BAYER AG                                         SYMYX TECHNOLOGIES

By:     /s/ DAHME                                By:    /s/ ISY GOLDWASSER
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Name:   DAHME                                    Name:  ISY GOLDWASSER
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Title:  Managing Director                        Title: President & COO
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Date:   November 12, 1998                        Date:  November 10, 1998
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By:     /s/ ENGELS
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Name:   Engels, Hans W.
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Title:  VP - PU Research
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Date:   November 19, 1998
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